                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 2

                         PRIMEDIA INC. AND SUBSIDIARIES

                  DEFICIENCY OF EARNINGS TO FIXED CHARGES AND
     DEFICIENCY OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, 1995, 1994 AND 1993

                             (DOLLARS IN THOUSANDS)

                                                                         YEARS ENDED DECEMBER 31,
                                                    ------------------------------------------------------------------
                                                       1997        1997       1996       1995       1994       1993
                                                     PRO FORMA    ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Earnings before fixed charges:
  Net income (loss)...............................   $(140,159)  $(172,840) $   8,044  $ (75,435) $ (41,403) $ (86,496)
  Income tax benefit..............................      (1,685)     (1,685)   (53,300)   (59,600)   (42,100)        --
  Extraordinary charge............................          --      15,401      9,553         --     11,874         --
                                                    -----------  ---------  ---------  ---------  ---------  ---------

Loss from continuing operations before income tax
  benefit and extraordinary charge................    (141,844)   (159,124)   (35,703)  (135,035)   (71,629)   (86,496)
Interest expense and amortization of deferred
  financing and organizational costs..............     122,416     139,696    128,263    108,972     81,431     77,856
Interest portion of rental expenses...............      12,281      12,281     10,510      8,129      7,991      5,838
                                                    -----------  ---------  ---------  ---------  ---------  ---------

Earnings (loss) before fixed charges..............      (7,147)     (7,147)   103,070    (17,934)    17,793     (2,802)
                                                    -----------  ---------  ---------  ---------  ---------  ---------

Fixed charges:
  Interest expense and amortization of deferred
    financing and organizational costs............     122,416     139,696    128,263    108,972     81,431     77,856
  Interest portion of rental expenses.............      12,281      12,281     10,510      8,129      7,991      5,838
                                                    -----------  ---------  ---------  ---------  ---------  ---------
      Total fixed charges.........................     134,697     151,977    138,773    117,101     89,422     83,694

Deficiency of earnings to fixed charges...........    (141,844)   (159,124)   (35,703)  (135,035)   (71,629)   (86,496)
Preferred stock dividends.........................     (59,591)    (65,073)   (43,526)   (28,978)   (25,959)   (22,290)
                                                    -----------  ---------  ---------  ---------  ---------  ---------
Deficiency of earnings to fixed charges and
  preferred stock dividends.......................   $(201,435)  $(224,197) $ (79,229) $(164,013) $ (97,588) $(108,786)
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                    -----------  ---------  ---------  ---------  ---------  ---------

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 2

                         PRIMEDIA INC. AND SUBSIDIARIES

    RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO INTEREST EXPENSE AND RATIO OF EARNINGS BEFORE
 INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES
              TO INTEREST EXPENSE AND DIVIDENDS ON PREFERRED STOCK

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                         --------------------------------------------
                                                                            1997        1997       1996       1995
                                                                          PRO FORMA    ACTUAL     ACTUAL     ACTUAL
                                                                         -----------  ---------  ---------  ---------
Earnings before interest, taxes, depreciation, amortization and
  provision for one-time charges.......................................   $ 302,012   $ 302,012  $ 276,603  $ 216,115
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Interest expense.......................................................   $ 118,767   $ 136,625  $ 124,601  $ 105,837
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Ratio of earnings before interest, taxes, depreciation, amortization
  and provision for one-time charges to interest expense...............         2.5x        2.2x       2.2x       2.0x
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Earnings before interest, taxes, depreciation, amortization and
  provision for one-time charges.......................................   $ 302,012   $ 302,012  $ 276,603  $ 216,115
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Interest expense.......................................................     118,767     136,625    124,601    105,837
Dividends on preferred stock...........................................      59,591      65,073     43,526     28,978
                                                                         -----------  ---------  ---------  ---------
Interest expense plus dividends on preferred stock.....................   $ 178,358   $ 201,698  $ 168,127  $ 134,815
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Ratio of earnings before interest, taxes, depreciation, amortization and provision for one-time charges to interest expense and dividends
  on preferred stock...................................................         1.7x        1.5x       1.6x       1.6x
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------